Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES FIRST QUARTER 2026 RESULTS

Double-digit year-over-year growth in revenue, origination volume, and total servicing UPB; Originations profitability partially offset higher MSR runoff

West Palm Beach, FL – (May 5, 2026) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced its first quarter 2026 results.

First Quarter 2026:

●	Net income attributable to common stockholders of $7 million; diluted EPS of $0.74; ROE of 4%

●	Adjusted pre-tax loss* of $6 million, resulting in annualized adjusted ROE* of (4%), includes impact of mortgage interest rate volatility, higher than expected refinancing activity, and elevated FHA delinquencies

●	$294 million in total revenue, up 18% vs Q1 2025; $278 million in adjusted revenue,* up 26% vs Q1 2025

●	$28 billion in total servicing additions, including $20 billion in MSR additions

●	$338 billion in ending servicing UPB, up 11% vs Q1 2025

2026 Outlook:

●	Updated adjusted ROE* guidance range to 10% - 15% from 13% - 15%, in light of ongoing rate volatility due to geopolitical events

●	Reaffirming previous guidance on servicing UPB growth, MSR hedge effectiveness, and operating efficiency

* See “Note Regarding Non-GAAP Financial Measures” below

Glen A. Messina, Chair, President and CEO of Onity Group, said, “First quarter results reflected solid underlying business momentum, with double-digit year-over-year growth in revenue, originations volume, and total servicing UPB. At the same time, mortgage rate volatility, higher than expected refinancing activity, and elevated FHA delinquencies pressured near-term performance. We are taking decisive actions to address these drivers while continuing to execute on our growth initiatives and the fundamentals of our balanced business model, which has proven resilient over the long term.”

Messina continued, “Looking ahead, we remain focused on accelerating profitable growth and creating value for all stakeholders, supported by the expanded use of AI-powered technologies to drive service excellence, reduce costs, and grow revenue. Additionally, subject to Ginnie Mae approval, we look forward to completing our revised reverse mortgage transaction with Finance of America Reverse, which is expected to establish a subservicing relationship with a market leader and enable greater focus on other higher-value growth opportunities.”

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Additional First Quarter 2026 Operating and Business Highlights

●	Repurchased approximately 154,000 shares of Onity common stock during Q1, utilizing $6.1 million of the $10 million authorization; as of May 1, 2026, completed the repurchase of approximately 88,000 shares with the remaining $3.9 million

●	Raised an additional $200 million from high yield debt offering

●	Funded recapture volume up 4x, compared to Q1 2025

●	Originations volume up 2x to $14 billion, compared to Q1 2025

●	Book value per share of $75, up $17 compared to Q1 2025

●	Servicing advances of $431 million on owned forward servicing UPB of $165 billion, 28% reduction in advances while UPB has grown 32% since Q1 2024

●	Revised previously announced transaction with Finance of America Reverse LLC and submitted to Ginnie Mae for approval

●	For the past five years, Onity Mortgage has won the Fannie Mae STAR and Freddie Mac SHARP award for servicing its owned MSR portfolio or on behalf of its subservicing clients

●	On March 23, 2026, the Company’s mortgage subsidiary, PHH Mortgage Corporation, officially changed its name to Onity Mortgage Corporation

Webcast and Conference Call

Onity will hold a conference call on Tuesday, May 5, 2026, at 8:30 a.m. (ET) to review the Company’s first quarter 2026 operating results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 267-6316 or (203) 518-9783 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at onitygroup.com under Events and Presentations. An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at onitygroup.com prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through May 19, 2026, by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11161434.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company delivering mortgage servicing and originations solutions through Onity Mortgage Corporation. As one of the largest mortgage servicers in the country, we help consumers and business clients achieve their homeownership and financial goals with a wide range of servicing and lending programs powered by a technology-enabled, customer-centric platform. Headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, we have been serving our customers since 1988. For additional information, please visit onitygroup.com or onitymortgage.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our guidance on adjusted ROE, UPB growth, MSR hedge rate effectiveness and operating efficiency, our ability to accelerate profitable growth, and create value for all stakeholders, the expanded use of AI-powered technologies to drive service excellence, reduce costs, and grow revenue, our ability to close our transaction with Finance of America Reverse LLC (FAR) and establish a reverse subservicing relationship, and the impact of the FAR transaction and relationship on our business and growth opportunities. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the timing for receipt of required consents to close our transaction with FAR; the timing for receipt of required consents to transfer certain Rithm Capital Corp. (Rithm) assets, the size of the portfolio at the time of transfer, and our ability to restructure operations in a timely and cost-effective manner, identify and execute on alternative sources of revenue for our servicing business, and adjust our liquidity management practices due to the reduction of servicing float balances associated with the Rithm agreements; the adequacy of our financial resources, including our ability to sell, fund and recover servicing advances, whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts when required, meet our asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae);; the timing for implementation of our technology and AI-based initiatives and the extent to which they contribute to our future success; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to maintain our seller/servicer and other statuses with the GSEs and Ginnie Mae; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss), adjusted ROE and adjusted revenue, all non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss), GAAP pre-tax ROE or GAAP revenue nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss), GAAP pre-tax ROE and GAAP revenue and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss), GAAP pre-tax ROE and GAAP revenue.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

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Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2025, for purposes of calculating Adjusted ROE, we changed the methodology used to calculate adjusted average equity to a monthly average. We made this change to improve the accuracy of net income impact on equity. See calculations preceding “Average Adjusted Equity” in the “Adjusted ROE Calculation” table below. Presentation of past periods has been conformed to the current presentation.

(Dollars in millions)		Q1’26	Q4’25	Q1’25
I	Net Income Attributable to Common Stockholders	7	126	21
	A. Preferred Stock Dividend	(1)	(1)	(1)
II	Reported Net Income [I – A]	8	127	22
	B. Income Tax Benefit (Expense)	(0)	119	13
III	Reported Pre-Tax Income [II – B]	8	8	9
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	11	8	(12)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(c)	9	0	10
IV	Total MSR Valuation Adjustments due to rates and assumption changes, net	20	9	(2)
	Significant legal and regulatory settlement expenses	(3)	(6)	(14)
	Severance and retention (d)	(3)	(0)	(0)
	LTIP stock price changes (e)	2	(3)	0
	Office facilities consolidation	(0)	(0)	(0)
	Other expense notables (f)	(0)	1	1
	C. Total Expense Notables	(4)	(9)	(14)
	D. Other Income Statement Notables (g)	(2)	(1)	(0)
V	Total Other Notables [C + D]	(6)	(10)	(14)
VI	Total Notables (h) [IV + V]	14	(1)	(16)
VII	Adjusted Pre-Tax Income (Loss) [III – VI]	(6)	9	25

a)	MSR valuation adjustments that are due to changes in market interest rates and assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MSR capital partners and ESS financing liabilities at fair value that are due to changes in market interest rates and assumptions, a component of MSR valuation adjustments, net

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output per our MSR valuation process

c)	FV changes of reverse loans and HMBS-related borrowings due to market interest rates and assumptions, a component of gain on reverse loans and HMBS-related borrowings, net

d)	Severance and retention due to organizational rightsizing or reorganization

e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f)	Contains costs associated with but not limited to rebranding and other strategic initiatives and transactions

g)	Contains non-routine transactions including but not limited to early payoff expense and fair value assumption changes on other investments recorded in other income/expense

h)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

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Adjusted ROE Calculation

(Dollars in millions)		Q1’26	Q4’25	Q1’25
	GAAP ROE	4%	89%	19%
I	Reported Net Income	8	127	22
II	Notable Items	14	(1)	(16)
III	Income Tax Benefit (Expense)	(0)	119	13
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	(6)	9	25
V	Annualized Adjusted Pre-tax Income (Loss) [IV * 4 for qtr.]	(25)	35	102
	A. Monthly average common equity	632	535	451
	B. Impact of notable items [ – II]	(14)	1	16
	C. # of months in period + 1	4	4	4
	D. Average impact of notables [B / C]	(4)	0	4
VI	Average Adjusted Equity [A + D]	628	535	456
VII	Adjusted ROE (a) [V / VI]	(4%)	7%	22%

a)	Effective in Q4’25, adjusted average equity used in adjusted ROE is now a monthly average; presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 6% in Q4’25 and 22% in Q1’25; see “Notables” above for more information

Adjusted Revenue Calculation

(Dollars in millions)		Q1’26	Q4’25	Q1’25
I	GAAP Revenue	294	290	250
II	Rithm, MAV, & Other Pledged MSR Reclass	(31)	(30)	(29)
III	Reverse Reclass	8	8	5
IV	MSR FV Adjustments Notables	5	11	(6)
V	Other Notables(a)	2	1	1
VI	Adjusted Revenue [I + II + III + IV + V]	278	280	220

a)	Contains non-routine transactions including but not limited to a reserve provision related to a pending strategic transaction

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Condensed Consolidated Balance Sheets (unaudited)

Assets (Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Cash and cash equivalents	182.5	180.5	178.0
Restricted cash	124.7	84.1	58.9
Mortgage servicing rights (MSRs), at fair value	3,025.9	2,825.3	2,547.4
Advances, net	431.1	483.4	514.0
Loans held for sale, at fair value	3,150.2	1,891.7	1,402.2
Reverse loans held for sale pooled into Home Equity Conversion Mortgage Backed Securities (HMBS), at fair value	9,596.5	9,807.5	-
Loans held for investment, at fair value	-	-	10,812.5
Receivables, net	365.0	189.8	222.3
Premises and equipment, net	11.3	10.8	10.8
Other assets	318.2	273.9	106.0
Contingent loan repurchase asset	530.0	423.6	407.2
Total Assets	17,735.2	16,170.6	16,259.3

Liabilities, Mezzanine & Stockholders’ Equity (Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
HMBS-related borrowings, at fair value	9,437.4	9,611.7	10,587.6
MSR related financing liabilities, at fair value	794.6	842.0	835.5
MSR financing facilities, net	1,371.0	1,285.2	1,136.0
Advance match funded liabilities	291.3	341.9	377.5
Mortgage warehouse facilities	2,193.0	1,224.6	1,124.9
Reverse mortgage securitization notes, net	1,321.0	899.3	452.5
Senior notes, net	692.8	489.6	488.0
Other liabilities	424.9	374.9	340.0
Contingent loan repurchase liability	530.0	423.6	407.2
Total Liabilities	17,056.0	15,492.8	15,749.2
Mezzanine Equity	49.9	49.9	49.9
Stockholders’ Equity	629.2	627.9	460.2
Total Liabilities, Mezzanine and Stockholders’ Equity	17,735.2	16,170.6	16,259.3

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Condensed Consolidated Statements of Operations (unaudited)

(Dollars in millions, except per share data)	For the Three Months Ended
Revenue	March 31, 2026	December 31, 2025	March 31, 2025
Servicing and subservicing fees	222.4	225.1	203.3
Gain on reverse loans and HMBS-related borrowings, net	18.7	10.0	23.8
Gain on loans held for sale, net	34.1	36.7	11.8
Other revenue, net	19.1	18.2	10.9
Total revenue	294.3	290.0	249.8
MSR valuation adjustments, net	(69.0)	(58.7)	(38.9)
Operating expenses
Compensation and benefits	69.7	70.9	57.4
Servicing and origination	18.5	17.3	13.0
Technology and communications	17.5	17.7	15.0
Professional services	14.8	18.4	22.6
Occupancy, equipment and mailing	8.5	8.2	8.2
Other expenses	3.1	3.9	3.6
Total operating expenses	132.2	136.5	119.9
Other income (expense)
Interest income	41.0	39.5	26.2
Interest expense	(82.7)	(83.0)	(67.0)
Pledged MSR liability expense	(42.6)	(42.9)	(41.9)
Other, net	(0.9)	(0.7)	0.9
Other income (expense), net	(85.2)	(87.1)	(81.9)
Income before income taxes	7.9	7.7	9.1
Income tax expense (benefit)	0.3	(119.5)	(13.0)
Net Income	7.6	127.2	22.1
Preferred stock dividend	(1.0)	(1.0)	(1.0)
Net Income attributable to common stockholders	6.6	126.1	21.1
Basic EPS	$0.78	15.40	$2.68
Diluted EPS	$0.74	14.24	$2.50

For Further Information Contact:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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